Exhibit 10.2

THIS WARRANT AND ANY SHARES OF COMMON STOCK ISSUED UPON EXERCISE HEREOF HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND HAVE BEEN ACQUIRED FOR INVESTMENT AND NOT WITH A VIEW TO, OR IN CONNECTION WITH, THE SALE OR DISTRIBUTION THEREOF. NO SUCH SALE OR DISPOSITION MAY BE AFFECTED WITHOUT AN EFFECTIVE REGISTRATION STATEMENT RELATED THERETO OR AN OPINION OF COUNSEL THAT SUCH REGISTRATION IS NOT REQUIRED UNDER THE SECURITIES ACT OF 1933, AS AMENDED.

HIMALAYA TECHNOLOGIES, INC.

WARRANT TO PURCHASE 20,000,000 SHARES

(SUBJECT TO ADJUSTMENT)

OF COMMON STOCK

(Void after January 21, 2027)

This certifies that for value Ron Zilkowski (“Holder”) is entitled, subject to the terms set forth below, at any time from and after JANUARY 22, 2024 (the “Original Issuance Date”) and before 5:00 p.m., Eastern Time, on JANUARY 21, 2027, to purchase from HIMALAYA TECHNOLOGIES, INC., Inc., a Nevada Corporation (the “Company”), 20,000,000 common shares (subject to adjustment as described herein), of common stock (the “Common Stock”) of the Company, as constituted on the Original Issuance Date, upon surrender hereof, at the principal office of the Company referred to below, with a duly executed subscription form in the form attached hereto as Exhibit A and simultaneous payment therefor in lawful money of the United States or otherwise as hereinafter provided, at the exercise price per share equal to $0.001 per share, as may be adjusted as provided elsewhere herein (the “Purchase Price”). Term “Common Stock” shall include, unless the context otherwise requires, the stock and other securities and property at the time receivable upon the exercise of this Warrant. The term “Warrants” as used herein shall include this Warrant and any warrants delivered in substitution or exchange therefor as provided herein. This Warrant was issued in connection with the Advisory Board Agreement between HIMALAYA TECHNOLOGIES, INC. and Ron Zilkowski effective January 22, 2024.

1. Exercise. The Holder may exercise this Warrant at any time or from time to time and after the Original Issuance Date and before 5:00 p.m., Eastern Time, on January 21, 2027, on any business day in a cashless exercise transaction. In order to effect a Cashless Exercise, the Holder shall surrender this Warrant at the principal office of the Company at HIMALAYA TECHNOLOGIES, INC. located at 108 Scharberry Lane #2, Mars, PA 16046 (info@himalayatechnologies.com) or c/o Nevada Registered Agent LLC, 401 Ryland St., Suite 200-A Reno, NV 89502, together with Subscription Form, completed and executed, indicating Holders election to effect a Cashless Exercise, in which event the Company shall issue Holder a number of shares of Common Stock equal to:

X = Y (A-B)/A

where:	X= the number of shares of Common Stock to be issued to Holder.

Y=the number of shares of Common Stock purchasable under this Warrant in accordance with the terms of this Warrant if such exercise were by means of a cash exercise rather than a cashless exercise.

B = the exercise price of this Warrant as adjusted hereunder; and

A = the VWAP of the trading day immediately preceding the date on which Holder elects to exercise this Warrant by means of a “cashless exercise” as set forth in the applicable Notice of Exercise.

2. “Fair Market Value” shall mean, as of any date, (i) if shares of the Common Stock are listed on a national securities exchange, the average of the closing prices as reported for composite transactions during the ten (10) consecutive trading days preceding the trading day immediately prior to such date or, if no sale occurred on a trading day, then the mean between the closing bid and asked prices on such exchange on such trading day; (ii) if shares of the Common Stock are not so listed but are traded on the Nasdaq SmallCap Market www.nasdaq.com (“NSCM”), the average of the closing prices as reported on the NSCM during the ten (10) consecutive trading days preceding the trading day immediately prior to such date or, if no sale occurred on a trading day, then the mean between the highest bid and lowest asked prices as of the close of business on such trading day, as reported on the NSCM; or if applicable, the Nasdaq National Market (“NNM”), or if not then included for quotation on the NNM or NSCM, the average of the highest reported bid and lowest reported asked prices as reported by the OTC Markets System or the National Quotations Bureau, as the case may be, or (iii) if the shares of the Common Stock are not then publicly-traded, the fair market price, not less than book value thereof, of the Common Stock as determined in good faith by the Holder.

3. Shares Fully Paid; Payment of Taxes. All shares of Common Stock issued upon the exercise of a Warrant shall be validly issued, fully paid and non-assessable, and the Company shall pay all taxes and other governmental charges (other than income taxes to the holder) that may be imposed in respect of the issue or delivery thereof.

4. Transfer and Exchange. This Warrant and all rights hereunder are not transferable or exchangeable.

5. Anti-Dilution Provisions. Not applicable.

6. Adjustment for Dividends in Other Stock and Property Reclassifications. Not applicable.

7. Adjustment for Reorganization, Consolidation and Merger. In case of any reorganization of the Company (or any other corporation the stock or other securities of which are at the time receivable on the exercise of this Warrant) after the Original Issuance Date, or in case, after such date, the Company (or any such other corporation) shall consolidate with or merge into another corporation or entity or convey all or substantially all its assets to another corporation or entity, then and in each such case Holder, upon the exercise hereof as provided in Section 1 at any time after the consummation of such reorganization, consolidation, merger or conveyance, shall be entitled to receive, in lieu of the stock or other securities and property receivable upon the exercise of this Warrant prior to such consummation, the stock or other securities or property to which such Holder would have been entitled upon such consummation if Holder had exercised this Warrant immediately prior thereto, all subject to further adjustment as provided in this Section 4; in each such case, the terms of this Warrant shall be applicable to the shares of stock or other securities or property receivable upon the exercise of this Warrant after such consummation.

8. Adjustment for Certain Dividends and Distributions. If the Company at any time or from time to time makes, or fixes a record date for the determination of holders of Common Stock entitled to receive, a dividend or other distribution payable in additional shares of Common Stock, then and in each such event

(1) the Purchase Price then in effect shall be decreased as of the time of such issuance or, in the event such record date is fixed, as of the close of business on such record date, by multiplying the Purchase Price then in effect by a fraction (A) the numerator of which is the total number of shares of Common Stock issued and outstanding immediately prior to the time of such issuance or the close of business on such record date, and (B) the denominator of which shall be the total number of shares of Common Stock issued and outstanding immediately prior to the time of such issuance or the close of business on such record date as the case may be, plus the number of shares of Common Stock issuable in payment of such dividend or distribution; provided, however, that if such record date is fixed and such dividend is not fully paid or if such distribution is not fully made on the date fixed therefor, the Purchase Price shall be recomputed accordingly as of the close of business on such record date, and thereafter the Purchase Price shall be adjusted pursuant to this Section 4.D as of the time of actual payment of such dividends or distributions; and

(2) the number of shares of Common Stock theretofore receivable upon the exercise of this Warrant shall be increased, as of the time of such issuance or, in the event such record date is fixed, as of the close of business on such record date, in inverse proportion to the decrease in the Purchase Price.

9. Stock Split and Reverse Stock Split. If the Company at any time or from time to time effects a stock split or subdivision of the outstanding Common Stock, the Purchase Price then in effect immediately before that stock split or subdivision shall be proportionately decreased and the number of shares of Common Stock theretofore receivable upon the exercise of this Warrant shall be proportionately increased. If the Company at any time or from time to time effects a reverse stock split or combines the outstanding shares of Common Stock into a smaller number of shares, the Purchase Price then in effect immediately before that reverse stock split or combination shall be proportionately increased and the number of shares of Common Stock theretofore receivable upon the exercise of this Warrant shall be proportionately decreased. Each adjustment under this Section 4.E shall become effective at the close of business on the date the stock split, subdivision, reverse stock split or combination becomes effective.

10. No Impairment. The Company will not, by amendment of its Amended and Restated Articles of Incorporation or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Company but will at all times in good faith assist in the carrying out of all the provisions of this Section 4 and in the taking of all such action as may be necessary or appropriate in order to protect the rights of the Holders of the Warrants against impairment.

11. Restrictive Legend. The Shares (unless registered under the Act) shall be stamped or imprinted with a legend in substantially the following form:

THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”). SUCH SECURITIES MAY NOT BE TRANSFERRED UNLESS A REGISTRATION STATEMENT UNDER THE ACT IS IN EFFECT AS TO SUCH TRANSFER OR SUCH TRANSFER MAY BE MADE PURSUANT TO RULE 144 OR IN THE OPINION OF COUNSEL FOR THE COMPANY, REGISTRATION UNDER THE ACT IS UNNECESSARY IN ORDER FOR SUCH TRANSFER TO COMPLY WITH THE ACT.

12. Notices of Record Date. In case:

● the Company shall take a record of the holders of its Common Stock (or other stock or securities at the time receivable upon the exercise of the Warrants) for the purpose of entitling them to receive any dividend or other distribution, or any right to subscribe for or purchase any shares of stock of any class or any other securities, or to receive any other right, or

● of any capital reorganization of the Company, any reclassification of the capital stock of the Company, any consolidation or merger of the Company with or into another corporation, or any conveyance of all or substantially all of the assets of the Company to another corporation, or

● of any voluntary dissolution, liquidation or winding-up of the Company, then, and in each such case, the Company will mail or cause to be mailed to each holder of a Warrant at the time outstanding a notice specifying, as the case may be, (a) the date on which a record is to be taken for the purpose of such dividend, distribution or right, and stating the amount and character of such dividend, distribution or right, or (b) the date on which such reorganization, reclassification, consolidation, merger, conveyance, dissolution, liquidation or winding-up is expected to take place, and the time, if any is to be fixed, as of which the holders of record of Common Stock (or such stock or securities at the time receivable upon the exercise of the Warrants) shall be entitled to exchange their shares of Common Stock (or such other stock or securities) for securities or other property deliverable upon such reorganization, reclassification, consolidation, merger, conveyance, dissolution, liquidation or winding-up, such notice shall be mailed at least twenty (20) days prior to the date therein specified.

13. Stock Purchase Rights. Not applicable.

14. Loss or Mutilation. Upon receipt by the Company of evidence satisfactory to it (in the exercise of reasonable discretion) of the ownership of and the loss, theft, destruction or mutilation of any Warrant and (in the case of loss, theft or destruction) of indemnity satisfactory to it (in the exercise of reasonable discretion), and (in the case of mutilation) upon surrender and cancellation thereof, the Company will execute and deliver in lieu thereof a new Warrant of like tenor.

15. Reservation of Common Stock. Not applicable.

16. No Redemption of Warrant. This warrant may not be redeemed.

17. Notices. All notices and other communications from the Company to the Holder of this Warrant shall be mailed by certified mail to the address furnished to the Company in writing by the holder of this Warrant who shall have furnished an address to the Company in writing.

18. Change; Modifications; Waiver. The terms of this Warrant may only be amended, waived and or modified by written agreement of the Company and the Holder

19. Headings. The headings in this Warrant are for purposes of convenience in reference only and shall not be deemed to constitute a part hereof.

20. Law. This Agreement shall be governed by and construed in accordance with the internal laws of the State of Nevada without regard to the conflicts of laws principles thereof. The parties hereto hereby irrevocably agree that any suit or proceeding arising directly and/or indirectly pursuant to or under this Agreement, shall be brought solely in a federal or state court located in the City of Pittsburgh, Allegheny County and State of Pennsylvania. By its execution hereof, the parties hereby covenant and irrevocably submit to the in personam jurisdiction of the federal and state courts located in the City of Pittsburgh, Allegheny County and State of Pennsylvania and agree that any process in any such action may be served upon any of them personally, or by certified mail or registered mail upon them or their agent, return receipt requested, with the same full force and effect as if personally served upon them in Pittsburgh. The parties hereto waive any claim that any such jurisdiction is not a convenient forum for any such suit or proceeding and any defense or lack of in personam jurisdiction with respect thereto. In the event of any such action or proceeding, the party prevailing therein shall be entitled to payment from the other party hereto of its reasonable counsel fees and disbursements.

Dated: January 22, 2024

HIMALAYA TECHNOLOGIES, INC.

By:
Name:	VIKRAM GROVER
Title:	CEO

EXHIBIT A

SUBSCRIPTION FORM

(To be executed only upon exercise of Warrant)

The undersigned registered owner of this Warrant irrevocably exercises this Warrant and purchases _______ of the number of shares of Common Stock of HIMALAYA TECHNOLOGIES, INC., purchasable with this Warrant, and herewith makes payment therefor, all at the price and on the terms and conditions specified in this Warrant.

Dated:

(Signature of Registered Owner)

(Street Address)

(City / State / Zip Code)